Exhibit 10.17

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of November 23, 2020 (the “Effective Date”), by and between ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), and Robert Hadfield (the “Employee”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company currently employs Employee as its Executive Vice President, General Counsel, pursuant to the terms that certain Employment Agreement dated April 23, 2019 (the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend the terms of the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1) Amendment to Compensation upon Termination. Section 9(b) of the Employment Agreement is deleted in its entirely and replaced with the following:

“b) If Employee’s employment is terminated by the Company without Cause, and other than by reason of death or Disability, or if the Employee’s employment is terminated by the Employee for Good Reason, then the Company shall pay to Employee his Base Salary through the date of his termination and any expense reimbursement amounts for expenses incurred through the date of termination. In addition, if (i) Employee has executed and delivered to the Company, within sixty (60) days after the effective date of that termination, a written general release in a form satisfactory to the Company, whereby Employee shall release the Company from any and all potential liabilities arising out of Employee’s employment with, or termination from employment from, the Company (a “Release”); and (ii) the rescission period specified in that release has expired, the Company shall pay to Employee a severance amount equal to twelve (12) months of Employee’s then current Base Salary (the “Severance”), less applicable withholdings and deductions, which amount shall be payable in a single lump sum on or before the 90th day after the effective date of that termination. For purposes of the calculation of the Severance and any payment of the Discretionary Performance Bonus target amount pursuant to Section 9(c), Employee’s Base Salary and Discretionary Performance Bonus target amounts shall be calculated without giving effect to any reduction that would give rise to Employee’s right to resign for Good Reason.”

2) Amendment to Effect of Termination on Benefits. Section 10(a) of the Employment Agreement is deleted in its entirely and replaced with the following:

“a) If Employee’s employment with the Company is terminated, and pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Employee may elect to continue his existing medical, vision and/or dental coverage under the Company’s group health insurance plans, and the entire cost of any associated insurance premiums shall be borne entirely by Employee; provided, however, that if Employee’s employment is terminated by the Company without Cause or the Employee resigns for Good Reason, the Company shall pay its contributions for such medical and dental insurance coverage (the “COBRA Premium Benefits”) for the first twelve (12) months following the date of termination (the “COBRA Payment Period”).”

3) Miscellaneous. This Amendment shall not amend or modify the covenants, terms, conditions, rights and obligations of the parties hereto under the Employment Agreement, except as specifically set forth herein. The Employment Agreement shall continue in full force and effect in accordance with its terms as amended by this Amendment. This Amendment shall be construed, interpreted, and applied in accordance with the laws of the Commonwealth of Massachusetts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.

EMPLOYEE:

/s/ Robert Hadfield
Robert Hadfield

ZIOPHARM Oncology, Inc.:

/s/ Laurence Cooper
By:	Laurence Cooper
Title:	Chief Executive Officer

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